UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 16, 2019
(Date of earliest event reported)

CRAY INC.
(Exact name of Registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
901 Fifth Avenue, Suite 1000
Seattle, WA 98164
(Address of principal executive offices)
98164
(Zip Code)
(206) 701-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRAY	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.     Entry into a Material Definitive Agreement.
Merger Agreement
On May 16, 2019, Cray Inc., a Washington corporation (“Company”), Hewlett Packard Enterprise Company, a Delaware corporation (“HPE”), and Canopy Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of HPE (“Merger Sub”), entered into an Agreement and Plan of Merger (“Merger Agreement”). The Board of Directors of the Company (the “Board”) has unanimously determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger (as defined below), are fair to and in the best interests of the Company and its shareholders and approved the Merger Agreement and the transactions contemplated thereby, and unanimously resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement.
Pursuant to the terms of the Merger Agreement, and subject to the conditions specified in the Merger Agreement, Merger Sub will merge with and into the Company, and the Company will become a wholly owned subsidiary of HPE (the “Merger”). If the Merger is completed, the Company shareholders will be entitled to receive $35.00 in cash (the “Merger Consideration”) for each share of the Company’s common stock (the “Company Common Stock”) owned by them as of immediately prior to the effective time of the Merger (the “Effective Time”).
The consummation of the Merger is subject to certain conditions, including (i) approval of the Merger Agreement by holders of not less than a majority of the outstanding shares of Company Common Stock; (ii) the absence of any temporary restraining order, preliminary or permanent injunction, or any law or other judgment enacted, issued, promulgated, enforced or entered into by any governmental authority of competent jurisdiction that is then in effect and has the effect of making the Merger illegal or otherwise prevents or prohibits the consummation of the Merger; (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as all other required approvals, consents or clearances as may be required under the competition, merger control, antitrust or similar law of certain non-U.S. jurisdictions; (iv) the accuracy of the Company’s, HPE’s and Merger Sub’s respective representations and warranties, subject to specified materiality qualifications; (v) the absence of a Material Adverse Effect (as defined in the Merger Agreement); and (v) other customary conditions. The consummation of the Merger is not subject to a financing condition and the Company expects HPE to finance the payment of the applicable consideration in the Merger with cash on hand. The dates for closing the Merger and for the Company’s special meeting of shareholders to vote on the approval of the Merger Agreement have not yet been determined.
The Merger Agreement contains customary representations, warranties and covenants of the parties. The Company has agreed to operate its business in the ordinary course and to refrain from engaging in certain activities through the Effective Time. In addition, under the Merger Agreement, the Company has agreed not to solicit, initiate, endorse, knowingly facilitate or knowingly encourage the submission or announcement of any inquiries, proposals or offers that constitute or would reasonably be expected to lead to any alternative proposals for an acquisition of the Company, subject to customary exceptions for the Company to respond to unsolicited proposals to the extent that the failure to do so would reasonably expected to be inconsistent with the fiduciary duties of the Board.
The Merger Agreement also contains certain termination rights for the parties, including the right of the Company in certain circumstances to terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement) and the right of either the Company or HPE to terminate the Merger Agreement upon the failure of certain conditions to be satisfied or validly waived on or before November 16, 2019, subject to two extensions (the first a four-month extension and the second a three-month extension) by either the Company or HPE if all conditions other than the conditions relating to regulatory approvals have been satisfied as of that date. The Merger Agreement also provides that the Company would be required to pay HPE a termination fee of $46 million in certain circumstances, including if the Company terminates the Merger Agreement to accept a Superior Proposal.
Pursuant to the terms of the Merger Agreement, each Company stock option that is vested as of immediately prior to the Effective Time will be cancelled in exchange for an amount in cash equal to, for each share of Company Common Stock underlying such option, the excess of the Merger Consideration, over the exercise price per share, less applicable tax withholding, and each Company stock option that is unvested as of the Effective Time will be converted into an HPE stock option and will otherwise remain subject to the same terms and conditions (in each case, other than Company stock options with exercise prices equal to, or greater than, the Merger Consideration, which will be cancelled for no consideration). Each Company restricted stock unit that is vested as of immediately prior to the Effective Time will be cancelled in exchange for an amount in cash equal to the Merger Consideration, less applicable tax withholding, and each Company restricted stock unit that is unvested as of the Effective Time will be converted into an HPE restricted stock unit and will otherwise remain subject to the same terms and conditions. Each Company performance-based restricted stock unit award will be converted into an HPE restricted stock unit award (and for purposes of such conversion, the number of shares of Company Common Stock underlying the award shall be deemed to equal 50% of the number of shares covered by the award immediately prior to the Effective Time) which generally vests based on continued service through the one-year anniversary of Effective Time.
The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, HPE or Merger Sub. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the Effective Time, which subsequent information may or may not be fully reflected in public disclosures.
Item 5.03    Amendments to Articles of Incorporation or Bylaws.
On May 16, 2019, the Board approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”), which amendment became effective immediately. The amendment adds a new Section 12 to the Bylaws that provides that unless the Company consents in writing to the selection of an alternate forum, the Superior Court of the State of Washington for King County (or, if such court does not have jurisdiction, any other state or federal court in the State of Washington) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any shareholder, director, officer, employee or agent of the Company to the Company or the Company’s shareholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (iii) any action asserting a claim against the Company (or any director, officer, shareholder, employee or agent of the Company) arising pursuant to or under any provision of the Revised Code of Washington or the Restated Articles of Incorporation of the Company or the Bylaws; (iv) any action to interpret, apply, enforce or determine the validity of the Restated Articles of Incorporation of the Company or the Bylaws; or (v) any action asserting a claim against the Company or any director, officer, shareholder, employee or agent of the Company governed by the internal affairs doctrine of the State of Washington.
The foregoing description of the Bylaws is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01    Other Events.
Press Release
On May 17, 2019, the Company issued a press release announcing its entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1.
Forward Looking Statements
Statements in this communication regarding the proposed Merger between HPE and the Company, the expected timetable for completing the Merger, benefits and synergies of the Merger, future opportunities for the combined company and products, and any other statements regarding the future expectations, beliefs, goals, plans or prospects of the Company constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (collectively, “forward-looking statements”). Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the parties’ inability to consummate the Merger due to failure to satisfy conditions to the completion of the Merger, including the receipt of shareholder approval or the regulatory approvals required for the Merger, which may not be obtained on the terms expected, on the anticipated schedule or at all, and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed February 12, 2019 with the Securities and Exchange Commission (the “SEC”) and the Company’s most recent Quarterly Report on Form 10-Q filed May 7, 2019 with the SEC. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Additional Information and Where to Find It
In connection with the proposed transaction, the Company will file relevant materials with the SEC, including a preliminary and definitive proxy statement. Promptly after filing the definitive proxy statement, the Company will mail the definitive proxy statement and a proxy card to the shareholders of the Company. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Shareholder of the Company will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov or free of charge at https://www.cray.com/company/investors.
Additionally, the Company will file other relevant materials in connection with the proposed acquisition of the Company by HPE pursuant to the terms of the Merger Agreement. The Company and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the shareholders of the Company in connection with the proposed transaction. Shareholders of the Company may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s most recent Annual Report on Form 10-K, which was filed with the SEC on February 12, 2019 and the proxy statement for the Company’s 2019 annual meeting of shareholders, which was filed with the SEC on April 18, 2019. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the Company’s Investor Relations Website at https://www.cray.com/company/investors. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the definitive proxy statement relating to the proposed transaction when it becomes available.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document
2.1	Agreement and Plan of Merger, dated May 16, 2019, by and among Hewlett Packard Enterprise Company, Canopy Merger Sub, Inc. and Cray Inc.
3.1	Third Amendment to Amended and Restated Bylaws
99.1	Press Release dated May 17, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAY INC.

Date: May 17, 2019	By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino
Senior Vice President Administration, General Counsel and Corporate Secretary